Exhibit T3A.65

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

Office of the Secretary of the State

30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 / Rev. 12/1999

Space For Office Use Only
1. NAME OF CORPORATION: Uno of Danbury, Inc.
2. THE CERTIFICATE OF INCORPORATION IS (check A., B. or C):

___X__	A. AMENDED.
______	B. AMENDED AND RESTATED.
______	C. RESTATED.
3. TEXT OF EACH AMENDMENT / RESTATEMENT:
1. NAME CORPORATION: UR of Danbury CT, Inc.

(Please reference an 8 1/2 X 11 attachment if additional space is needed)

Space For Office Use Only
4. VOTE INFORMATION (check A., B. or C.):
______	A. The resolution was approved by shareholders as follows: (set forth all voting information required by Conn. Gen. Stat. Section 33-800 as amended in the space provided below)

___X__	B. The amendment was adopted by the board of directors without shareholder action. No shareholder vote was required for adoption.
______	C. The amendment was adopted by the incorporators without shareholder action. No shareholder vote was required for adoption.
5. EXECUTION:
Dated this __________day of January, 2002.
George W. Herz II	Sr. Vice President, General Counsel & Secretary	/s/ George W. Herz II
Print or type name of signatory	Capacity of signatory	Signature

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

Office of the Secretary of the State
30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 / Rev. 12/1999

Space For Office Use Only Filing # 0002363402 PG 01 OF -02 VOL B-00465 Filed 01/10/2002 4:00 PM PAGE 03064 Secretary of the State Connecticut Secretary of State
1. NAME OF CORPORATION: Uno of Danbury, Inc.
2. TOTAL NUMBER OF AUTHORIZED SHARES: 100

If the corporation has more than one class of shares, it must designate each class and the number of shares authorized within each class below
Class	Number of shares per class
Common	100

3. TERMS, LIMITATIONS, RELATIVE RIGHTS KIND PREFERENCES OF EACH CLASS OF SHARES AND SERIES THEREOF PURSUANT TO CONN. GEN. STAT. SECTION 33-665:

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Space For Office Use Only Space For Office Use Only Filing # 0002363402 PG 01 OF -02 VOL B-00465 Filed 01/10/2002 4:00 PM PAGE 03064 Secretary of the State Connecticut Secretary of State
4. APPOINTMENT OF REGISTERED AGENT (Please select only one A., B.):
Print or type name of agent:	Business address: (P.O. Box is unacceptable)
A. Individual’s Name

Residence address: (P.O. Box is unacceptable)

B. Business Entity:	Address: (P.O. Box is unacceptable)
C T Corporation System	One commercial Plaza, Hartford, Connecticut 06103

Acceptance of appointment C T Corporation System By:_/s/ Lauren Kreatz Signature of agent
5. OTHER PROVISIONS:

6. EXECUTION:
Dated this 10th day of January, 2002. Certificate must be signed by each incorporator.
PRINT OR TYPE NAME OF INCORPORATOR(S)	SIGNATURES(S)	COMPLETE ADDRESS(S)
Helen Falvey	/s/ Helen Falvey	101 Federal Street, Boston, MA 0210

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